Exhibit 10.1

3i Management	November 16, 2023

Term Sheet for an Equity Line of Credit

The purpose of this letter is to set forth the indicative terms pursuant to which, subject to certain conditions set forth herein, 3i Management (the “Investor”) would invest in certain securities of Signing Day Sports, Inc (the “Company”). The terms and conditions set forth herein are subject to change and this letter does not constitute an offer. The issuance and sale of such securities is subject to completion of due diligence to the Investor’s satisfaction, the preparation of definitive documentation to effect the transaction that is mutually satisfactory to the parties and, in the case of the Investor, that the Investor shall have determined that subsequent to the date hereof and prior to the closing of the transaction, there shall have been no material adverse developments relating to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

On the terms and subject to the conditions set forth below, 3i LP will commit to invest up to $25,000,000 in exchange for an Equity Line of Credit with Signing Day Sports, Inc.

Company	Signing Day Sports, Inc.
Investor	3i LP
Securities	Registered Common Stock of the post-merger entity.
Term	24 months.
Purchase Notice

Company may send a Purchase Notice between 4:00pm and 6:30pm EST, stating number of Securities Investor is required to purchase, subject to Purchase Limit. Company may raise additional capital after 3 trade days.

Purchase Price: 95% of the lowest daily VWAPs during the 3 trade days following the Purchase Notice Date.

Purchase Limit: Lesser of (i) 100% of the average daily trading volume over the 5 days before the Purchase Notice Date, (ii) 30% of the daily trading volume on the Purchase Notice Date, or (iii) $2,000,000.

Registration	Company will file a registration statement within 30 calendar days and have it declared effective within 60.
Concentration Restriction	At no time may Investor hold or be required to take, either directly or beneficially, more than 4.99% of outstanding Common Stock.
Shareholder Approval	Company must obtain shareholder approval for Investor to exceed 19.99% of Common Stock.

3i Management

No Shorting	Investor agrees that it will not, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Reg SHO), which establishes a short position with respect to Common Stock while this Agreement is outstanding.
Variable Rate Prohibition	Company shall not enter into any variable, reset, or otherwise adjustable equity or equity-linked transactions while this Agreement is outstanding.
Commitment Fee	2.0% of the total Investment amount, paid in cash or Securities at a price equal to the 5-day average VWAP prior to the filing of the registration statement.
Break-up Fee	If Company fails to close the Equity Line by February 15th 2024, Company will issue the Investor 750,000 penny warrants registered off an S-1, as a Break-up Fee with anti-dilution and ratchet protection.
Legal and Diligence Fees	$50,000 deposit (the “Initial Deposit”) upon signing term sheet to Investor Counsel for legal fees. Balance upon closing.
Expiration	This Term Sheet has an expiration date of 5 business days.

Signature Page to Follow

3i Management

Except for the obligation to pay the initial Deposit and the Break-up Fee, the terms and conditions set forth herein are indicative and subject to change based on market conditions. Neither this Term Sheet nor any discussion or negotiation of the proposed transaction constitutes an agreement or obligation on the part of any person to sell or accept securities of the Company or enter into any agreement to sell or exchange securities of the Company. Any such agreement or obligation shall arise solely upon execution and delivery by the Company and Investor of definitive documents mutually acceptable to them.

AGREED TO AND ACCEPTED:

Signing Day Sports, Inc

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer
Date:	11.16.2023

3i Management

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager
Date:	11.16.2023

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